Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE COMMENTS ON PROPOSED MEDICARE PAYMENT

CHANGES FOR LONG-TERM ACUTE CARE HOSPITALS

LOUISVILLE, Ky. (June 1, 2009) – Kindred Healthcare, Inc. (the “Company”) (NYSE: KND) today announced that the Centers for Medicare and Medicaid Services (“CMS”) issued late on May 29, 2009 proposed regulatory changes regarding Medicare reimbursement for long-term acute care (“LTAC”) hospitals. First, CMS issued an interim final rule in which CMS is revising the relative payment weights that would apply to all discharges occurring between June 1, 2009 and September 30, 2009. The revised payment weights are intended to correct errors that CMS believes were caused by CMS’s failure to follow its own budget neutral methodology for calculating the payment weights.

Secondly, CMS issued a supplemental proposed rule for the fiscal year beginning on October 1, 2009 to revise the fiscal 2010 payment weights and high cost outlier threshold to take into account the proposed re-weighting of the 2009 payment rates discussed above. CMS projects that the changes related to the supplemental proposed rule will result in a 2.2% increase to the average Medicare payments to LTAC hospitals for fiscal 2010, which is 0.6% lower than originally proposed on May 1, 2009.

Based upon the Company’s historical Medicare patient volumes, the Company expects that these proposed rules would reduce Medicare revenues to the Company’s hospitals by approximately $17 million for the last seven months of 2009.

The proposed interim final rule and the supplemental proposed rule are both subject to a 30-day public comment period and are scheduled to become effective in July 2009. The Company is continuing to evaluate the impact of these proposed rules on its hospital operations and expects to update its annual 2009 earnings guidance in connection with the release of its second quarter financial results.

Paul J. Diaz, President and Chief Executive Officer of the Company, commented, “As we have in the past, we will look for alternatives to mitigate some of the impact of these reimbursement reductions. We also will express our disappointment to CMS and other policymakers about retroactive cuts to payments under a prospective payment system. Healthcare providers rely on rate consistency to plan our operations and make strategic investments in health information technology, staffing and other quality-related areas, and retroactive reductions in reimbursement with no notice in the middle of a rate year undercut these efforts.”

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680 South Fourth Street Louisville, Kentucky 40202

502.596.7300 www.kindredhealthcare.com

Kindred Healthcare Comments on Proposed Medicare Payment Changes For Long-Term Acute Care Hospitals

June 1, 2009

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (b) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the three-year moratorium on future hospital development; (c) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (d) failure of the Company’s facilities to meet applicable licensure and certification requirements; (e) the further consolidation of managed care organizations and other third party payors; (f) the Company’s ability to meet its rental and debt service obligations; (g) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR); (h) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio; (i) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (l) the

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Kindred Healthcare Comments on Proposed Medicare Payment Changes For Long-Term Acute Care Hospitals

June 1, 2009

Company’s ability to attract and retain key executives and other healthcare personnel; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes; (n) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (o) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (p) the Company’s ability to successfully dispose of unprofitable facilities; (q) events or circumstances which could result in impairment of an asset or other charges; (r) changes in generally accepted accounting principles or practices; and (s) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc. is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion and approximately 54,800 employees in 40 states. At March 31, 2009, Kindred through its subsidiaries provided healthcare services in 661 locations, including 82 long-term acute care hospitals, 228 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 351 non-affiliated facilities. Ranked first in Fortune magazine’s Most Admired Companies “Health Care: Medical Facilities” category, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com <http://www.kindredhealthcare.com>.

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